As filed with the Securities and Exchange Commission on June 6, 1997.


_________________________________________________________________
_________________________________________________________________

                                  UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                     FORM S-8

                            REGISTRATION STATEMENT UNDER
                             THE SECURITIES ACT OF 1933

                                     RLI CORP.

              (Exact name of registrant as specified in its charter)

     Illinois                                             37-0889946
(State of incorporation)                              (I.R.S. Employer
                                                    identification number)

               9025 North Lindbergh Drive, Peoria, Illinois 61615
                   (address of principal executive offices)

                    RLI CORP. DIRECTORS' STOCK OPTION PLAN
                             (Full Title of the plan)

                                   Kim J. Hensey
                     Vice President and Corporate Secretary
                                     RLI Corp.
                           9025 North Lindbergh Drive
                              Peoria, Illinois 61615
                                   309-692-1000
               (Name, address, and telephone number of agent for service)

Copy to:

Alan G. Berkshire, Esq.
Kirkland & Ellis
200 East Randolph Drive
Chicago, Illinois 60601

______________________________________________________________________________
______________________________________________________________________________

Exhibit Index on Sequentially Numbered Page 9.            Page 1 of 18.

                      CALCULATION OF REGISTRATION FEE

_________________________________________________________________

                            Proposed       Proposed
Title of                    Maximum        Maximum
Securities       Amount     Offering      Aggregate    Amount of
to be            to be       Price         Offering   Registration
Registered     Registered   Per Share(1)    Price(1)    Fee(1)

Common         200,000    $30.875          $6,175,000  $2,129.31
Stock, par      shares
value $1
per share
_________________________________________________________________

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the aggregate offering price and the amount of the registration fee based upon the average of the high and low prices reported for the shares on the New York Stock Exchange on June 4, 1997.

                                         Part I

                   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing information specified in Part I (Plan information and Registrant information) will be sent or given to each director participating in the RLI Corp. Directors' Stock Option Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended ("Securities Act"). Such documents need not be filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement, pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     Part II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by RLI Corp. ("Company") with the Commission are incorporated herein by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in this document, or in any other subsequently filed document incorporated by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

     2.     The Company's Quarterly Report on Form 10-Q filed pursuant to
Section 13 of the Securities Exchange Act of 1934, as amended ("Exchange Act") for the quarterly period ended March 31, 1997.

     3. The description of the Company's Common Stock, par value $1.00 per share ("Common Stock") contained in Item 4 of the Company's Registration Statement on Form 8-B filed with the Commission pursuant to Section 12 of the Exchange Act, on June 7, 1993.

     4. All documents filed by the Company pursuant to Sections 13(a) and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document.


Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

RLI Corp. is incorporated under the laws of the State of Illinois.

Under Section 8.75 of the Business Corporation Act of 1983 of the State of Illinois ("Act"), an Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts to be paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that such person's conduct was unlawful.

An Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the best interest of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

To the extent that a director, officer, employee or agent of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

The Company's Articles of Incorporation and By-Laws provide for the indemnification of directors and officers of the Company to the fullest extent permitted by Section 8.75 of the Act; however, both provide that, notwithstanding anything in Section 8.75 of the Act to the contrary, no director or officer shall be indemnified or insured against any liability to the Company or to its shareholders to which such person would otherwise be subject by reason of wilful misfeasance, bad faith or gross negligence with respect to the duties involved in the conduct of such person's office.

The Company maintains directors' and officers' liability insurance with an annual aggregate limit of $20,000,000 for the current policy period, subject to a $100,000 deductible at the corporate level, for each wrongful act where corporate reimbursement is not available to any director or officer. In addition, the Company has entered into indemnification agreements with each of its directors and officers which provide for the indemnification of such directors and officers to the fullest extent authorized or permitted by Illinois law.

Item 7.  Exemption from Registration Claim.

Not applicable.

Item 8.  Exhibits.

         4.1 Articles of Incorporation (attached to the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1996.)

         4.2 By-Laws of the Company (attached to the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1996).

         4.3 RLI Corp. Directors' Stock Option Plan (as attached at Pages 10 through 15).

         4.4 Form of Certificate representing shares of Common Stock of RLI Corp., an Illinois corporation (incorporated by reference to Exhibit 4.3 of the Amendment No. 1 to the Company's Registration Statement on Form S-3 as filed June 11, 1993, Registration Number 33-61788)

         5.1 Opinion of Kirkland & Ellis as to the legality of certain shares of the Common Stock being registered (as attached at Page 16).

         23.1 Consent of KPMG Peat Marwick LLP (as attached at Page 18).

         23.2 Consent of Kirkland & Ellis (included in the Opinion filed as
Exhibit 5.1)

         24.1 Powers of Attorney (included in signature page)

         28.1 Information from Reports Furnished to State Insurance Regulatory Authorities (incorporated by reference to Exhibit 29.1 to the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1996)
Item 9.  Undertakings

The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made a post-effective amendment to this Registration Statement:

          i. To include any Prospectus required by Section 10(a)(3) of the Securities Act.

         ii. To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        iii. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs 1(i) and 1(ii) shall not apply if the information required to be included in a post effective amendment by such paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) For the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new Registration Statement relating to the securities to be offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment to the Registration Statement any of the securities being registered which remain unsold at the termination of the offering.

The Company hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, enforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

The Company, pursuant to the requirements of the Securities Act, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Peoria, State of Illinois.

                                   RLI Corp.


Dated:     May 30, 1997            By:   /s/ Kim J. Hensey
                                   __________________________________
                                   Kim J. Hensey, Vice President
                                   and Corporate Secretary


                              Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, the undersigned constitute and appoint Joseph
E. Dondanville and Camille J. Hensey and each of their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned, in any and all capacities (including any capacity as a director and/or officer of RLI Corp.), to sign any and all amendments (including, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting upon said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the undersigned in the capacities and on the dates indicated.

Signature                       Capacity                   Date

/s/ Gerald D. Stephens          President, Chief          05/30/97
______________________          Executive Officer and
Gerald D. Stephens              Director (Principal
                                Executive Officer)

/s/ Joseph E. Dondanvillle      Vice President, Chief     06/05/97
__________________________      Financial Officer
Joseph E. Dondanville           (Principal Financial
                                and Accounting Officer)

/s/ Berald J. Daenzer           Director                  05/30/97
_____________________
Bernard J. Daenzer

/s/ Richard J. Haayen           Director                  06/02/97
_____________________
Richard J. Haayen


/s/ William R. Keane            Director                  06/05/97
_____________________
William R. Keane


/s/ Gerald I. Lenrow            Director                  06/02/97
______________________
Gerald I. Lenrow


/s/ Jonathan E. Michael         Director                  06/04/97
_______________________
Jonathan E. Michael


/s/ Edwin S. Overman            Director                  06/05/97
_______________________
Edwin S. Overman


/s/ Edward F. Sutkowski         Director                  06/02/97
_______________________
Edward F. Sutkowski


/s/ Robert O. Viets             Director                  06/05/97
_______________________
Robert O. Viets

                                INDEX TO EXHIBITS


                                             Sequentially
Exhibit                                        Numbered
   No.    Description of Exhibit                Page
_______   ______________________             ____________

4.1  Articles of Incorporation                  (1)

4.2  By-Laws of the Company                     (1)

4.3  RLI Corp. Directors' Stock Option Plan

4.4  Form of Certificate representing shares
     of Common Stock of RLI Corp.               (2)

5.1  Opinion of Kirkland & Ellis

23.1 Consent of KPMG Peat Marwick LLP

23.2 Consent of Kirkland & Ellis (included in Exhibit 5.1)

24.1 Powers of Attorney (included in signature page of this Registration Statement)

28.1 Information from Reports Furnished to
     State Insurance Regulatory Authorities     (3)


 (1) Attached to the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1996.

(2) Incorporated by reference to Exhibit 4.3 of the Amendment No. 1 to the Company's Registration Statement on Form S-3 as filed June 11, 1993, Registration Number 33-61788.

(3) Incorporated by reference to Exhibit 29.1 to the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1996.

                                    Exhibit 4.3






                         ___________________________________

                             RLI Corp./Name of Director
                               Directors' Stock Option
                         ___________________________________

THIS RLI CORP./NAME OF DIRECTOR DIRECTORS' STOCK OPTION ("Option") is issued to Name of Director ("(Name of Director)") pursuant to the RLI Corp. ("RLI") Stock Option Plan ("Plan") at Peoria, Illinois.

                              I.   RECITALS:

A.  Purposes

The Board of Directors adopted the Directors' Stock Option Plan to provide compensation, in the form of stock options, to each director of RLI who is not an employee of RLI at the time of such director's election or selection to the Board of Directors in an effort to enhance RLI's ability to attract and retain well-qualified individuals to serve as directors of RLI. The Board of Directors believes that the Directors' Stock Option Plan will also enhance the long-term commitment of outside directors to RLI and further align their interests with the interests of the shareholders.

B.  Tax Law

This Option is granted pursuant to the Plan and is not an "incentive stock option" as defined in Code Section 422 Incentive Stock Option. Accordingly, upon the exercise of this option, (Name of Director) must recognize income equal to the difference between the purchase price for the shares and the option price for the shares.

C.  Securities Law

The Plan and any Option Share issuable pursuant to this Option comply with all Securities Laws.

                                II.  AGREEMENTS:

NOW, THEREFORE, (Name of Director) and RLI agree as follows:

1. Grant

Effective May 2, 1996, subject to shareholder ratification of the adoption of the Plan by the Board of Directors, RLI hereby grants to (Name of Director) an option ("Option") to purchase three thousand (3,000) shares of RLI ("Option Shares").

If any change in the outstanding shares occurs by reason of any stock split, dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by RLI of all of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, the number of Option Shares shall automatically be equitably adjusted by the Stock Option Committee to reflect any such change.

2. Price

The price in respect of each Option Share shall be an amount equal to the Fair Market Value of such Option Share on the Grant Date.

3. Exercise Period

(Name of Director) must exercise this Option before the expiration of the ten
(10) year period beginning on the Grant Date.

4. Exercise Schedule

Except in the case of (Name of Director)'s death, Disability or termination of (Name of Director)'s status as a director of RLI, this Option may not be exercised for more than the percentage of the aggregate number of Option Shares, determined by the number of full years from the Grant Date to the date of such exercise, in accordance with the following Option exercise schedule:

                         Cumulative Percentage
                Completed Years of Option Shares That May
                     From Grant Date Be Exercised
     Less than 1 year                                      0%
   1 but less than 2 years                           up to  33%
   2 but less than 3 years                           up to  66%
   3 but less than 4 years                           up to 100%

In the case of (Name of Director)'s death, Disability or the termination of (Name of Director)'s status as a director of RLI, the preceding Option exercise schedule shall not be applicable and (Name of Director) may exercise this Option with respect to all Option Shares.

4.1 Transferability

This Option may not be Transferred by (Name of Director) otherwise than by will or the laws of descent and distribution without the consent of the Stock Option Committee.

Upon the death of (Name of Director) while a director of RLI, this Option may be exercised by the estate of (Name of Director) or by a Person who acquired the right to exercise such Option by bequest or inheritance, or by reason of the death of (Name of Director).

5. Exercise Procedures

(Name of Director) must satisfy the conditions expressed in the following Sections with respect to the exercise of this Option.

5.1 Exercise

This Option must be exercised by written notice from (Name of Director) to RLI at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, or its then current principal office, Attention: Vice President/Administration. The notice must express the number of Option Shares for which this Option is being exercised and must be accompanied by certified funds in the amount of the Option price. If this Option is exercised other than by (Name of Director), such Person shall provide evidence of authority to exercise this Option as counsel to RLI may periodically request.

5.2 Certificate

Subject to the satisfaction of the conditions expressed in the following paragraphs, a certificate for the Option Shares will be issued as soon as reasonably practical.

RLI need not issue a certificate until RLI has complied with all requirements of the Securities Laws, rules of any stock exchange on which RLI's shares may then be listed, and all applicable Federal and state laws in connection with the issuance or sale of such Option Shares or the listing of such Option Shares on any such exchange. Until the issuance of the certificates for such Option Shares, (Name of Director) shall have no rights of a shareholder with respect to the Option Shares or this Option.

If no registration statement under the Securities Laws is in effect covering the issuance of the Option Shares to (Name of Director), the certificate must bear a legend to the effect that the Option Shares cannot be Transferred in the absence of such a registration statement or an opinion of counsel satisfactory to RLI that such registration is not required, coupled with a representation from (Name of Director) that the Option Shares are being acquired by (Name of Director) for investment and not with a view toward the resale or distribution thereof, and that the Option Shares will not be Transferred in the absence of such registration statement or an opinion of counsel satisfactory to RLI that such registration is not required.

6. Beneficiary

(Name of Director) may designate a beneficiary of this Option. If (Name of Director) fails to designate a beneficiary, (Name of Director)'s Option will be distributed to the individuals expressed in the following phrases and in the order in which each sentence appears. (Name of Director)'s spouse; (Name of Director)'s then living descendants, per stirpes; the individuals entitled to inherit (Name of Director)'s property under the law of the State of Illinois and in the proportions determined under such law.

7. General

7.1 Amendment

This Option may be periodically amended with the consent of the Parties.

7.2 Governing Law

The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Illinois, except to the extent preempted by Federal law, which shall to the extent govern.

7.3 Incorporation by Reference

The terms and provisions of the Plan are hereby incorporated herein by this reference.

7.4 Interpretive Guidelines

The Stock Option Committee shall interpret and construe this Option, which interpretation and constructions shall be conclusive and binding on the Parties and any other Person claiming an interest in respect of (Name of Director).

The words and phrases set off by quotation marks in the Glossary have the meanings therein indicated. Any word or phrase which appears in this Plan in parenthesis, set off by quotation marks and capitalized, has the meaning denoted by its context. Whenever the words and phrases defined either in the Glossary or elsewhere in this Plan are intended to have their defined meanings, the first letter of such word or the first letters of all substantive words in such phrase will be capitalized. When the context permits, a word or phrase used in the singular means the plural, and when used in any gender, its meaning also includes all genders. Captions of Sections are inserted as a matter of convenience only and do not define, limit or extend the scope or intent of this Plan or any provision hereof.

7.5 Invalid Provision

If any term or provision of this Option, or the application thereof to any Person or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Option, or the application of such term or provision to such Person or circumstance other than that as to which it is invalid or unenforceable, will not be affected, and each term and provision of this Option will be valid and will be enforced to the fullest extent permitted by law.

8. Glossary

"Code" means the Internal Revenue Code of 1986, as may periodically be amended.

"Disabled" means the state of being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months.

"Execution Date" means the date on which the last Party to sign this Option signs this Option.

"Fair Market Value" means, in respect of any share of RLI, the closing price on such date or on the next business date, if such date is not a business day, of a share of RLI reflected in The Wall Street Journal or any other publication selected by the Stock Option Committee; however, if shares of RLI shall not have been traded on the New York Stock Exchange for more than ten
(10) days immediately preceding such date, or if deemed appropriate by the Stock Option Committee for any other reason, the fair market value of shares of RLI shall be determined by RLI in such other manner as it may deem appropriate.

"Grant Date" means May 2, 1996.

"Parties" means (Name of Director) and RLI.

"Person" means an individual, partnership, corporation, unincorporated organization, limited liability company, a government or any department or agency thereof, or any combination of the foregoing.

"Plan" means the RLI Corp. Directors Stock Option Plan, as periodically amended or restated.

"RLI" means RLI Corp. or its successor.

"Securities Laws" means collectively (a) the Securities Act of 1933, as periodically amended, 15 U.S.C. Section 77a, et seq., (b) the Securities Exchange Act of 1934, as periodically amended, 15 U.S.C. Section 78a, et seq., including Rule 16(b)-3; (c) any subsequent federal legislation and (d) any state legislation regulating the sale of any security.

"Stock Option Committee" means a committee comprised of the outside members of the Board of Directors of RLI.

"Transfer" means any direct or indirect, voluntary or involuntary, for value, by operation of law or otherwise, assignment, or other disposition of any direct or indirect, economic or legal interest in, including but not limited to, any security interest in or with respect to either any Option Share or this Option.
[The balance of this page is intentionally left blank. The next page begins with Section III. EXECUTION.]

                              III. EXECUTION:

Executed in duplicate at Peoria, Illinois, on the Execution Date effective May 2, 1996.

RLI:                                  (Name of Director):

RLI Corp.                             ____________________________
                                      Name of Director
By:______________________________
Its:________________________          Dated:____________________

Dated:___________________________

                                          Exhibit 5.1


                                        KIRKLAND & ELLIS
                                      200 East Randolph Drive
                                      Chicago, Illinois 60601
                                          (312) 861-2000

June 5, 1997



RLI Corp.
9025 North Lindbergh Drive
Peoria, Illinois 61615

     Re:   RLI Corp.
           Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as special counsel to RLI Corp. (the "Company") in connection with the proposed registration by the Company of up to 200,000 shares of the Company's Common Stock, par value $1 per share (the "Common Stock"), which are issuable upon exercise of stock options granted under the RLI Corp. Directors' Stock Option Plan (the "Plan"), pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement").

     The opinions contained in this letter (herein called "our opinion") are based exclusively upon the Business Corporation Act of 1983 of the State of Illinois, as now constituted. We express no opinion as to the appliability of, compliance with, or effect of any other law or governmental requirement with respect to the Company. For purposes of our opinions we have assumed without independent investigation that factual information supplied to us for purposes of our opinions is complete and accurate.

     Based upon and subject to the foregoing, we hereby advise you that in our opinion:

     (1) The Company is a corporation existing and in good standing under the laws of the State of Illinois.

     (2) Each share of Common Stock registered under the Registration Statement and issuable under the Plan, when issued as authorized by the Company upon payment of the consideration to be paid therefor, will be validly issued, fully paid and non-assessable.

RLI Corp.
June 4, 1997
Page 2


     For purposes of this letter we have relied upon (i) information contained in one or more certificates provided by the Illinois Secretary of State and
(ii) factual information supplied to us by the Company. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding setnence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of each opinion in paragraph 1, we have relied exclusively upon a certificate issued by the Illinois Secretary of State, and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by that certificate.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of each share of Common Stock registered under the Registration Statement.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Illinois be changed by legislative action, judicial decision or otherwise.

                                  Sincerely,


                                  /s/ Kirkland & Ellis






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
                        Exhibit 24.1

             CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
RLI Corp.:

We consent to the use of our reports incorporated herein by reference in this Registration Statement of RLI Corp. on Form S-8 (relating to the registration of 200,000 RLI Corp. Common Shares for the Directors' Stock Option Plan) of our report and to the reference to our firm under the heading "Experts" in the Prospectus.


                           /s/ KPMG Peat Marwick LLP


Chicago, Illinois
June 5, 1997

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